As filed with the Securities and Exchange Commission on April 4, 2025

Registration No. 333-281113

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERVE ROBOTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3844872
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

730 Broadway

Redwood City, CA 94063

(818) 860-1352

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ali Kashani

Chief Executive Officer

730 Broadway

Redwood City, California 94063

(818) 860-1352

(Name, address, including zip code, and telephone number, including, area code, of agent for service)

With copies to:

Albert Vanderlaan, Esq. Orrick, Herrington & Sutcliffe LLP 222 Berkeley Street, Suite 2000 Boston, MA 02116 (617) 880-2219	Evan Dunn General Counsel and Corporate Secretary 730 Broadway Redwood City, California 94063 (818) 860-1352

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Serve Robotics Inc. previously filed, on March 6, 2025, Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-281113) (the “Registration Statement”) as a combined prospectus including securities remaining unsold under (i) the registration statement on Form S-1 of the registration originally declared effective on December 14, 2023 (Registration No. 333-274547) and (ii) the registration statement on Form S-1 of the registrant declared effective on July 5, 2024 (Registration No. 333-280071).

Serve Robotics Inc. is filing this Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) to the Post-Effective Amendment to the Registration Statement, as an exhibit-only filing solely to file an updated auditor consent as Exhibit 23.1 (the “Consent”). Accordingly, this Post-Effective Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Consent. The remainder of the Registration Statement and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
23.1*	Consent of dbbmckennon, independent registered public accounting firm.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 4th day of April, 2025.

Serve Robotics Inc.

By:	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Ali Kashani	Chief Executive Officer, and Chairman of the Board of Directors	April 4, 2025
Ali Kashani	(principal executive officer)

/s/ Touraj Parang	President and Chief Operating Officer and Director	April 4, 2025
Touraj Parang

*	Chief Financial Officer	April 4, 2025
Brian Read	(principal financial and accounting officer)

*	Director	April 4, 2025
David Goldberg

*	Director	April 4, 2025
Lily Sarafan

*	Director	April 4, 2025
Sarfraz Maredia

*	Director	April 4, 2025
Olivier Vincent

By: Ali Kashani

Ali Kashani
Attorney-in-fact

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